Exhibit 99.1

Contact:	Matt Humphries, CFA	Rick Fernandez
	Senior Director, Investor Relations	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-6574	678-597-6988
	mhumphries@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Fourth Quarter and Full Year 2019 Revenue

ATLANTA – February 4, 2020 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported record total revenue of $152.9 million for the fourth quarter ended December 31, 2019, applying the new revenue recognition standard retrospectively. GAAP diluted earnings per share for Q4 2019 was $0.26 compared to $0.40 in Q4 2018. Non-GAAP adjusted diluted earnings per share for Q4 2019 was $0.40 compared to $0.46 in Q4 2018.

“Q4 was another strong quarter for Manhattan Associates, wrapping up a record revenue year and positioning us well for 2020 and beyond,” said Manhattan Associates president and CEO Eddie Capel.  “The performance of our market-leading innovation and suite of Manhattan Active® omnichannel, inventory and supply chain solutions during a record setting 2019 peak season was a great success with overwhelmingly positive feedback from our customers, giving us further confidence as we progress in our Cloud transition. Importantly, global demand for our Cloud solutions continues to grow from new and existing customers.”

“We remain bullish on the market opportunity that lies ahead, despite continued global macro volatility, as demand for innovative solutions in the retail and supply chain markets has never been greater.  Our focus continues to be on enabling our customers to Push Possible®, while positioning the business for long-term, sustainable growth,” added Mr. Capel.

FOURTH QUARTER 2019 FINANCIAL SUMMARY:

•	Consolidated total revenue was $152.9 million in Q4 2019, compared to $144.4 million in Q4 2018.
o	Cloud subscription revenue was $15.7 million in Q4 2019, compared to $6.8 million in Q4 2018.
o	License revenue was $9.2 million in Q4 2019, compared to $13.3 million in Q4 2018.

o	Service revenue was $86.3 million in Q4 2019, compared to $84.5 million in Q4 2018.
•	GAAP diluted earnings per share was $0.26 in Q4 2019 compared to $0.40 in Q4 2018.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.40 in Q4 2019, compared to $0.46 in Q4 2018.
•	GAAP operating income was $25.1 million in Q4 2019, compared to $34.3 million in Q4 2018.
•	Adjusted operating income, a non-GAAP measure, was $33.4 million in Q4 2019, compared to $39.7 million in Q4 2018.
•	Cash flow from operations was $34.6 million for Q4 2019, compared to $34.0 million for Q4 2018. Days Sales Outstanding was 61 days at both December 31, 2019, and September 30, 2019.
•	Cash and investments totaled $110.7 million at December 31, 2019, compared to $113.6 million at September 30, 2019.
•

During the three months ended December 31, 2019, the Company repurchased 444,852 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $35.0 million. In January 2020, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

FULL YEAR 2019 FINANCIAL SUMMARY:

•	Consolidated total revenue for the twelve months ended December 31, 2019 was a record $617.9 million, compared to $559.2 million for the twelve months ended December 31, 2018.
o	Cloud subscription revenue was $46.8 million for the twelve months ended December 31, 2019, compared to $23.1 million for the twelve months ended December 31, 2018.
o	License revenue was $48.9 million for the twelve months ended December 31, 2019, compared to $45.4 million for the twelve months ended December 31, 2018.

o	Service revenue was $360.5 million for the twelve months ended December 31, 2019, compared to $329.7 million, for the twelve months ended December 31, 2018.
•	GAAP diluted earnings per share for the twelve months ended December 31, 2019 was $1.32, compared to $1.58 for the twelve months ended December 31, 2018.
•	Adjusted diluted earnings per share a non-GAAP measure, was $1.74 for the twelve months ended December 31, 2019, compared to $1.79 for the twelve months ended December 31, 2018.
•	GAAP operating income was $115.9 million for the twelve months ended December 31, 2019, compared to $133.9 million for the twelve months ended December 31, 2018.
•	Adjusted operating income, a non-GAAP measure, was $148.2 million for the twelve months ended December 31, 2019, compared to $154.2 million for the twelve months ended December 31, 2018.
•	Cash flow from operations was $146.9 million for the twelve months ended December 31, 2019, compared to $137.3 million for the twelve months ended December 31, 2018.
•

During the twelve months ended December 31, 2019, the Company repurchased 1,640,055 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $115.9 million.

2020 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2020:

	Guidance Range - 2020 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$644	$656	4%	6%

Operating Margin:
GAAP operating margin	14.6%	15.2%
Equity-based compensation	5.4%	5.3%
Adjusted operating margin(1)	20.0%	20.5%

Diluted earnings per share (EPS):
GAAP EPS	$1.12	$1.19	-15%	-10%
Equity-based compensation	0.47	0.47
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Adjusted EPS(1)	$1.53	$1.60	-12%	-8%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2020.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its fourth quarter and twelve months ended December 31, 2019 financial results will be held today, February 4, 2020, at 4:30 p.m. Eastern

Time. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 7226618 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ first quarter 2020 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2019.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, (from time to time) restructuring charges – all net of income tax effects, and the impact of the enactment of the Tax Cuts and Jobs Act. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2020 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$15,721	$6,803	$46,831	$23,104
Software license	9,234	13,314	48,855	45,368
Maintenance	38,045	36,466	149,230	147,033
Services	86,308	84,525	360,516	329,685
Hardware	3,621	3,258	12,517	13,967
Total revenue	152,929	144,366	617,949	559,157
Costs and expenses:
Cost of software license	663	682	2,626	5,297
Cost of cloud subscriptions, maintenance and services	71,190	62,138	282,341	235,584
Research and development	21,784	18,208	87,608	71,896
Sales and marketing	15,434	13,843	56,860	51,262
General and administrative	16,512	13,222	64,603	52,618
Depreciation and amortization	2,277	1,997	7,987	8,613
Total costs and expenses	127,860	110,090	502,025	425,270
Operating income	25,069	34,276	115,924	133,887
Other (loss) income, net	(215)	(901)	153	2,344
Income before income taxes	24,854	33,375	116,077	136,231
Income tax provision	8,096	7,460	30,315	31,541
Net income	$16,758	$25,915	$85,762	$104,690

Basic earnings per share	$0.26	$0.40	$1.33	$1.58
Diluted earnings per share	$0.26	$0.40	$1.32	$1.58

Weighted average number of shares:
Basic	63,822	65,199	64,397	66,201
Diluted	64,807	65,526	65,103	66,434

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Operating income	$25,069	$34,276	$115,924	$133,887
Equity-based compensation (a)	8,195	5,291	31,841	19,864
Purchase amortization (c)	107	108	430	430
Adjusted operating income (Non-GAAP)	$33,371	$39,675	$148,195	$154,181

Income tax provision	$8,096	$7,460	$30,315	$31,541
Equity-based compensation (a)	(1,166)	1,092	4,627	4,662
Tax benefit of stock awards vested (b)	10	6	156	777
Purchase amortization (c)	28	22	107	101
U.S. Tax Cuts and Jobs Act impact (d)	-	(146)	-	202
Adjusted income tax provision (Non-GAAP)	$6,968	$8,434	$35,205	$37,283

Net income	$16,758	$25,915	$85,762	$104,690
Equity-based compensation (a)	9,361	4,199	27,214	15,202
Tax benefit of stock awards vested (b)	(10)	(6)	(156)	(777)
Purchase amortization (c)	79	86	323	329
U.S. Tax Cuts and Jobs Act impact (d)	-	146	-	(202)
Adjusted net income (Non-GAAP)	$26,188	$30,340	$113,143	$119,242

Diluted EPS	$0.26	$0.40	$1.32	$1.58
Equity-based compensation (a)	0.14	0.06	0.42	0.23
Tax benefit of stock awards vested (b)	-	-	-	(0.01)
Purchase amortization (c)	-	-	-	-
U.S. Tax Cuts and Jobs Act impact (d)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.40	$0.46	$1.74	$1.79

Fully diluted shares	64,807	65,526	65,103	66,434

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and because it typically does not require cash settlement.  As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance.  We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code which limits tax deductions for compensation granted to certain executives.  The Tax Cuts and Jobs Act further increased these limitations.  Thus, we have changed from applying an overall effective rate in our tax adjustment to using the actual tax benefit for equity-based compensation included in our GAAP results after considering the impact of non-deductible equity-based compensation.  To effect this change, we have trued up our GAAP to Adjusted tax adjustment for 2019 in the fourth quarter of 2019.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Cost of services	$2,346	$1,583	$9,298	$5,787
Research and development	1,565	1,095	6,126	4,230
Sales and marketing	878	545	3,311	2,041
General and administrative	3,406	2,068	13,106	7,806
Total equity-based compensation	$8,195	$5,291	$31,841	$19,864

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million due to the enactment of the Tax Cuts and Jobs Act in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We finalized our calculations, resulting in a tax benefit of $0.2 million during the twelve months ended December 31, 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018

ASSETS
Current Assets:
Cash and cash equivalents	$110,678	$99,126
Short-term investments	-	1,440
Accounts receivable, net of allowance of $2,826 and $2,589 at December 31, 2019 and December 31, 2018, respectively	100,937	100,108
Prepaid expenses and other current assets	20,426	14,708
Total current assets	232,041	215,382

Property and equipment, net	22,725	14,318
Operating lease right-of-use assets	35,896	-
Goodwill, net	62,237	62,240
Deferred income taxes	6,814	5,442
Other assets	12,566	9,768
Total assets	$372,279	$307,150

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,561	$18,181
Accrued compensation and benefits	45,991	29,485
Accrued and other liabilities	19,325	12,161
Deferred revenue	94,371	81,894
Income taxes payable	1,348	3,543
Total current liabilities	181,596	145,264

Operating lease liabilities, long-term	32,416	-
Other non-current liabilities	15,989	14,739

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2019 and December 31, 2018	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 63,456,986 and 64,860,419 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	635	649
Retained earnings	159,490	163,359
Accumulated other comprehensive loss	(17,847)	(16,861)
Total shareholders' equity	142,278	147,147
Total liabilities and shareholders' equity	$372,279	$307,150

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2019	2018

Operating activities:
Net income	$85,762	$104,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,987	8,613
Equity-based compensation	31,841	19,864
(Gain) loss on disposal of equipment	(429)	59
Deferred income taxes	(1,406)	(4,265)
Unrealized foreign currency (gain) loss	(708)	298
Changes in operating assets and liabilities:
Accounts receivable, net	(1,065)	(9,341)
Other assets	(8,924)	(4,357)
Accounts payable, accrued and other liabilities	20,812	18,603
Income taxes	1,180	(4,390)
Deferred revenue	11,858	7,575
Net cash provided by operating activities	146,908	137,349

Investing activities:
Purchases of property and equipment	(15,193)	(7,306)
Net maturities (purchases) of short-term investments	1,439	(2,532)
Net cash used in investing activities	(13,754)	(9,838)

Financing activities:
Purchase of common stock	(121,487)	(149,322)
Net cash used in financing activities	(121,487)	(149,322)

Foreign currency impact on cash	(115)	(4,585)

Net change in cash and cash equivalents	11,552	(26,396)
Cash and cash equivalents at beginning of period	99,126	125,522
Cash and cash equivalents at end of period	$110,678	$99,126

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:
	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.33	$0.42	$0.43	$0.40	$1.58	$0.32	$0.32	$0.42	$0.26	$1.32
Adjustments to GAAP:
Equity-based compensation	0.05	0.06	0.06	0.06	0.23	0.08	0.10	0.09	0.14	0.42
Tax benefit of stock awards vested	(0.01)	-	-	-	(0.01)	-	-	-	-	-
Purchase amortization	-	-	-	-	-	-	-	-	-	-
U.S. Tax Cuts and Jobs Act impact	(0.01)	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.37	$0.47	$0.49	$0.46	$1.79	$0.41	$0.42	$0.51	$0.40	$1.74
Fully Diluted Shares	67,736	66,535	65,901	65,526	66,434	65,204	65,093	64,992	64,807	65,103

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$104,615	$112,945	$113,886	$114,040	$445,486	$114,873	$121,778	$132,028	$121,155	$489,834
EMEA	19,164	21,356	21,181	23,043	84,744	26,288	25,043	22,978	23,964	98,273
APAC	6,790	7,570	7,284	7,283	28,927	7,243	7,520	7,269	7,810	29,842
	$130,569	$141,871	$142,351	$144,366	$559,157	$148,404	$154,341	$162,275	$152,929	$617,949

GAAP Operating Income:
Americas	$20,318	$26,589	$26,200	$24,422	$97,529	$18,051	$16,826	$26,310	$17,437	$78,624
EMEA	5,475	6,252	7,413	7,297	26,437	7,734	8,057	6,371	4,772	26,934
APAC	2,037	2,844	2,483	2,557	9,921	2,491	2,699	2,316	2,860	10,366
	$27,830	$35,685	$36,096	$34,276	$133,887	$28,276	$27,582	$34,997	$25,069	$115,924

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,343	$4,927	$5,303	$5,291	$19,864	$7,182	$8,462	8,002	$8,195	$31,841
Purchase amortization	107	108	107	108	430	108	107	108	107	430
	$4,450	$5,035	$5,410	$5,399	$20,294	$7,290	$8,569	$8,110	$8,302	$32,271

Adjusted non-GAAP Operating Income:
Americas	$24,768	$31,624	$31,610	$29,821	$117,823	$25,341	$25,395	$34,420	$25,739	$110,895
EMEA	5,475	6,252	7,413	7,297	26,437	7,734	8,057	6,371	4,772	26,934
APAC	2,037	2,844	2,483	2,557	9,921	2,491	2,699	2,316	2,860	10,366
	$32,280	$40,720	$41,506	$39,675	$154,181	$35,566	$36,151	$43,107	$33,371	$148,195

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$2,781	$1,699	$(581)	$(1,068)	$2,831	$(2,419)	$(1,906)	$(1,352)	$(670)	$(6,347)
Costs and expenses	2,328	831	(1,177)	(1,774)	208	(2,686)	(1,696)	(988)	(346)	(5,716)
Operating income	453	868	596	706	2,623	267	(210)	(364)	(324)	(631)
Foreign currency gains (losses) in other income	366	705	1,431	(1,185)	1,317	(590)	(377)	298	(325)	(994)
	$819	$1,573	$2,027	$(479)	$3,940	$(323)	$(587)	$(66)	$(649)	$(1,625)

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$(360)	$359	$828	$1,066	$1,893	$981	$438	$51	$(140)	$1,330
Foreign currency gains (losses) in other income	210	1,120	1,572	(1,074)	1,828	(182)	(127)	437	284	412
Total impact of changes in the Indian Rupee	$(150)	$1,479	$2,400	$(8)	$3,721	$799	$311	$488	$144	$1,742

4.Other income includes the following components (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$347	$241	$201	$278	$1,067	$231	$178	$191	$115	$715
Foreign currency gains (losses)	366	705	1,431	(1,185)	1,317	(590)	(377)	298	(325)	(994)
Other non-operating income (expense)	8	40	(94)	6	(40)	(12)	128	321	(5)	432
Total other income (loss)	$721	$986	$1,538	$(901)	$2,344	$(371)	$(71)	$810	$(215)	$153

5.Capital expenditures are as follows (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$2,174	$1,881	$1,481	$1,770	$7,306	$616	$2,689	$8,053	$3,835	$15,193

6.	Stock Repurchase Activity (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	1,158	1,082	389	519	3,148	464	302	429	445	1,640
Shares withheld for taxes due upon vesting of restricted stock	111	1	3	-	115	106	1	4	1	112
Total shares purchased	1,269	1,083	392	519	3,263	570	303	433	446	1,752

Total cash paid for shares purchased under publicly-announced buy-back program	$49,972	$47,876	$20,669	$24,757	$143,274	$24,927	$19,993	$35,955	$34,992	$115,867
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	5,843	23	175	7	6,048	5,233	85	266	36	5,620
Total cash paid for shares repurchased	$55,815	$47,899	$20,844	$24,764	$149,322	$30,160	$20,078	$36,221	$35,028	$121,487

7. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations.  Below are our remaining performance obligations as of the end of each period (in thousands):

	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Remaining Performance Obligations	$76,990	$100,532	$120,403	$152,043	$171,665